Exhibit 99.1

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NEWS RELEASE
HP Proposes to Acquire 3PAR for $24 per Share in Cash

—  Superior proposal provides a significant premium to the Dell transaction;

—  HP is uniquely positioned to unlock 3PAR’s potential given HP’s global reach and commitment to innovation;

—  Transaction will accelerate HP’s Converged Infrastructure strategy

PALO ALTO, Calif., Aug. 23, 2010 – HP today announced that it has submitted to 3PAR Inc. (NYSE: PAR) a proposal to acquire all of the outstanding shares of 3PAR for $24.00 per share in cash, or an enterprise value of $1.6 billion.

The proposed transaction represents a 33.3 percent premium above the price proposed by Dell Inc. HP’s proposal is not subject to any financing contingency and has been approved by HP’s board of directors. Once approved by 3PAR’s board, HP expects the transaction to close by the end of the calendar year.

The addition of 3PAR’s next-generation storage architecture will accelerate HP’s winning Converged Infrastructure strategy, which provides customers with an unmatched portfolio of intellectual property across storage, server and networking solutions. 3PAR’s highly scalable storage systems will further strengthen HP’s ability to deliver the highest levels of performance, efficiency and reliability to customers worldwide. The combination will bolster HP’s storage offerings and diversify its portfolio across key growth markets.

“HP’s proposal offers superior value to 3PAR’s shareholders. Our global reach, strong routes to market and commitment to innovation uniquely position HP as the ideal fit for 3PAR,” said Dave Donatelli, executive vice president and general manager, Enterprise Servers, Storage and Networking, HP. “We’ve seen great momentum with our Converged Infrastructure strategy, and 3PAR accelerates that strategy particularly in cloud and scale-out markets.”

Investor and analyst conference call

HP will host a conference call for financial analysts and stockholders today at 6 a.m. PT to discuss its proposal to acquire 3PAR.

The call, hosted by Dave Donatelli, will be accessible at www.hp.com/investor/hpwebcast.

The following is the full text of the letter HP sent to the 3PAR board regarding its offer:

August 23, 2010 Mr. David Scott President and Chief Executive Officer 3PAR, Inc. 4209 Technology Drive Fremont, CA 94538 Dear David:

We are pleased to submit to you and your Board of Directors a proposal to acquire 3PAR, Inc., (“3PAR”) which is substantially superior to the Dell Inc. (“Dell”) transaction. We are very enthusiastic about the prospect of entering into a strategic transaction with 3PAR and believe that a business combination with HP will deliver significant benefits to your stockholders, customers, employees and partners.

We propose to increase our offer to acquire all of 3PAR outstanding common stock to $24.00 per share in cash. This offer represents a 33.3% premium to Dell’s offer price and is a “Superior Proposal” as defined in your merger agreement with Dell. HP’s proposal is not subject to any financing contingency. HP’s Board of Directors has approved this proposal, which is not subject to any additional internal approvals. If approved by your Board of Directors, we expect the transaction would close by the end of the calendar year.

In addition to the compelling value offered by our proposal, there are unparalleled strategic benefits to be gained by combining these two organizations. HP is uniquely positioned to capitalize on 3PAR’s next-generation storage technology by utilizing our global reach and superior routes to market to deliver 3PAR’s products to customers around the world. Together, we will accelerate our ability to offer unmatched levels of performance, efficiency and scalability to customers deploying cloud or scale-out environments, helping drive new growth for both companies.

As a Silicon Valley-based company, we share 3PAR’s passion for innovation. We have great respect for 3PAR’s management team and its employee base, and are excited about the prospect of working together going forward. Our long track record of acquiring companies and integrating them seamlessly into our organization gives us great confidence that this will be a successful combination.

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We are including with this letter a draft merger agreement with the same terms as your announced transaction with Dell but which eliminates the termination fee.

We understand that you will first need to communicate this proposal and your Board’s determinations to Dell, but we are prepared to execute the merger agreement immediately following your termination of the Dell merger agreement. We also are prepared to commence a cash tender offer reflecting our higher price. Our tender offer would, of course, be conditioned upon your Board of Directors’ approval of a transaction with HP.

We look forward to making this opportunity a reality and consummating a mutually beneficial transaction.

Sincerely,

Shane Robison
EVP and Chief Strategy and Technology Officer

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY 3PAR COMMON STOCK HAS NOT YET COMMENCED AND WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THOSE MATERIALS SHOULD BE READ CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, COPIES OF THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WILL BE MADE AVAILABLE TO 3PAR STOCKHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, THOSE MATERIALS WILL BE AVAILABLE AT NO CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION’S WEBSITE AT WWW.SEC.GOV.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about the expected terms of the proposed acquisition, the ability to complete the proposed transaction, particularly given the target company’s

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existing agreement to be acquired by a third party; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include that the transaction may not be timely completed, if at all, upon favorable terms; the possibility that expected benefits may not materialize as expected; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that HP is unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.

HP shall not be liable for technical or editorial errors or omissions contained herein.

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